UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6 The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2025, Excelerate Energy Limited Partnership (“EELP”), the entity through which Excelerate Energy, Inc. (the “Company”) conducts its business, and the Company entered into an amendment (the “Fifth Amendment”) to the Amended and Restated Senior Secured Credit Agreement with Wells Fargo Bank, N.A., as administrative agent, the other lenders party thereto and the issuing banks party thereto (the “Credit Agreement”). The Fifth Amendment provides for, among other things, (i) the extension of the maturity of the revolving facility thereunder to March 17, 2029 and (ii) an increase in the aggregate commitments under the revolving facility to $500 million. The Fifth Amendment is contingent upon, among other conditions, the closing of the previously-announced pending acquisition of New Fortress Energy, Inc.’s (Nasdaq: NFE) business in Jamaica for $1.055 billion, subject to certain adjustments (the “Pending Acquisition”), and the repayment in full of the existing term loan under the Credit Agreement, which was $163.6 million as of December 31, 2024 (the “Term Loan”).

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment. The Company intends to file the Fifth Amendment as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Item 2.02.	Results of Operations and Financial Condition.

On April 21, 2025, the Company issued a press release announcing preliminary financial results for the three months ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is hereby incorporated by reference into this Item 2.02.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Fifth Amendment is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

Senior Notes Offering

On April 21, 2025, the Company issued a press release announcing that, subject to market conditions, EELP intends to offer for sale $700 million aggregate principal amount of Senior Notes due 2030 in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended (the “Offering”). EELP intends to use the net proceeds from the Offering, together with the net proceeds from the equity offering previously consummated by the Company and cash on hand, to (i) fund the consideration payable by the Company in the Pending Acquisition, (ii) repay the outstanding borrowings under the Term Loan, and (iii) pay related fees and expenses.

A copy of the press release announcing the Offering is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amendment to Credit Agreement

On March 26, 2025, EELP entered into an amendment to the Credit Agreement (the “Fourth Amendment”), which provided for, among other things (i) additional covenant baskets to permit the Pending Acquisition and the incurrence of debt in connection therewith, and (ii) replacement of the collateral vessel maintenance coverage covenant with a collateral maintenance coverage covenant, which includes the value of the assets acquired in the Pending Acquisition.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment. The Company intends to file the Fourth Amendment as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 21, 2025.

99.2	Press Release dated April 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date: April 21, 2025	By:	/s/ Dana Armstrong
Dana Armstrong
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)